EXHIBIT 99.1

FOR IMMEDIATE RELEASE	Contact: Alfred S. Dominick, Jr.
September 3, 2004	Chief Executive Officer
(703) 259-3000

InteliData Transfers to Nasdaq SmallCap Market

RESTON, VA, September 3, 2004—InteliData Technologies Corporation (Nasdaq: INTD), a leading provider of electronic bill payment and presentment (“EBPP”) technologies, today announced Nasdaq’s approval for the listing of InteliData’s common stock on the Nasdaq SmallCap Market. InteliData’s common stock has been transferred from the Nasdaq National Market to the Nasdaq SmallCap Market effective as of the open of business on September 7, 2004. InteliData’s common stock will continue to be listed under the trading symbol “INTD”.

InteliData currently meets all criteria for continued inclusion in the Nasdaq SmallCap Market except for the $1.00 minimum bid price per share requirement. InteliData has an initial grace period until December 13, 2004, to comply with the minimum bid price requirement. However, InteliData may be eligible for an additional grace period ending June 13, 2005, as long as InteliData can demonstrate it remains in compliance with the Nasdaq SmallCap Market’s other initial listing standards.

According to Alfred S. Dominick, Jr., InteliData’s Chairman and Chief Executive Officer, “We believe the Nasdaq SmallCap Market is the appropriate market for the Company’s stock at this stage. We do not expect our listing on the SmallCap Market to materially change how our stock is traded since the SmallCap Market continues to provide our investors access to the benefits of the Nasdaq Stock Market. The transfer should also afford us the maximum amount of time to regain compliance with Nasdaq’s minimum bid price requirement.”

About InteliData

With over a decade of experience, InteliData provides online banking and electronic bill payment and presentment (“EBPP”) technologies and services to leading banks, credit unions, financial institution processors and credit card issuers. The Company develops and markets software products that offer proven scalability, flexibility and security in supplying real-time, Internet-based banking services to its customers. The Company also provides application services provider (“ASP”) and hosting solutions. Visit the Company’s Web site at www.InteliData.com.

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995:

This release contains forward looking statements that are subject to risks and uncertainties, including, but not limited to, the uncertainty as to whether the Company will be successful in consummating any financial or strategic transaction, our ability to continue funding operating losses, the impact of declines in the Company’s stock price and its ability to maintain minimum listing standards of the NASDAQ stock markets, different assumptions regarding cash flows (for example, either based on varying costs of capital, changes in underlying economic assumptions, or any resulting financial or strategic transactions) affecting valuation analyses, our ability to develop, sell, deliver and implement our payment solution products and services, some of which are largely unproven in a production environment, to financial institution customers, our ability to manage our expenses in line with anticipated business levels, the ability of the Company to complete product implementations in required time frames and the Company’s ability to maintain customers and increase its recurring revenues and/or reduce operating costs associated with its application services provider (“ASP”) business in order to make this operation profitable, the Company’s ability to retain key customers and to increase revenues from existing customers, the impact of customers deconverting from use of our products and services to the use of competitive products or in-house solutions, the effect of planned customer migrations from outsourced solutions to in-house solutions with a resulting loss of recurring revenue, the impact of competitive products, pricing pressure, product demand and market acceptance risks, pace of consumer acceptance of home banking and reliance on the Company’s bank clients to increase usage of Internet banking by their customers, the effect of general economic conditions on the financial services industry, mergers and acquisitions, risk of integration of the Company’s technology by large software companies, the ability of financial institution customers to implement applications in the anticipated time frames or with the anticipated features, functionality or benefits, reliance on key strategic alliances and newly emerging technologies, the ability of the Company to leverage its third party relationships into new business opportunities in the electronic bill payment and presentment (“EBPP”) market, the on-going viability of the mainframe marketplace and demand for traditional mainframe products, the ability to attract and retain key employees, the availability of cash for long-term growth, product obsolescence, ability to reduce product costs, fluctuations in operating results, delays in development of highly complex products and other risks detailed from time to time in InteliData’s filings with the Securities and Exchange Commission. These risks could cause the Company’s actual results to differ materially from those expressed in any forward looking statements made by, or on behalf of, InteliData. InteliData is not under any obligation (and expressly disclaims an obligation to) update or alter its forward-looking statements, whether as a result of new information or otherwise.

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